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                                                Supplement No. 4

                                      T. Rowe Price Realty Income Fund IV,
                                      America s Sales-Commission-Free
                                      Real Estate Limited Partnership

                          Supplement Dated February 23, 1996
                to Prospectus Dated February 20, 1992, as supplemented
                       by Supplements Dated February 10, 1993,
                       February 15, 1994 and February 20, 1995.

                            REALTY FUND REINVESTMENT PLAN

        As of the date of this Supplement, the per-unit price for Units purchased through the Realty Fund Reinvestment Plan is $31, effective for reinvestments commencing with the distribution for the quarter ending March 31, 1996.